UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2014 (January 30, 2014)

COLE REAL ESTATE INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35974	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(Address of principal executive offices) (Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

As previously reported in a Current Report on Form 8-K filed on October 23, 2013 with the Securities and Exchange Commission, on October 22, 2013, Cole Real Estate Investments, Inc. (“Cole”) entered into an Agreement and Plan of Merger with American Realty Capital Properties, Inc. (“ARCP”) and Clark Acquisition Company, LLC, a direct wholly owned subsidiary of ARCP (“Merger Sub”), pursuant to which Cole will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving as a direct wholly owned subsidiary of ARCP.

On January 30, 2014, Cole issued a press release relating to the January 2014 dividend to be paid on shares of Cole common stock. The press release also announced that on January 30, 2014, Cole’s board of directors authorized the declaration and payment of a cash dividend on a monthly basis, in the amount of $0.06 per share of common stock (a monthly rate that is equivalent to an annual rate of $0.72 per common share) for stockholders of record as of February 28, 2014, but only if the merger is not consummated on or before January 31, 2014. If the Merger is consummated in February 2014, but on or before February 28, 2014, the dividend for February 2014 will be pro-rated based on the number of days elapsed during the month through and including the day prior to the day on which the Merger is consummated, and the payment date for such pro-rated dividend will be the last business day prior to the date the Merger is consummated for stockholders of record as of the close of business on such day.

The foregoing description is qualified in its entirety by reference to the press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Cole, dated January 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         January 30, 2014

COLE REAL ESTATE INVESTMENTS, INC.

By:	/s/ Stephan Keller
Name: Stephan Keller
Title: Chief Financial Officer